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                                                                   EXHIBIT 10.17

                            FIFTH AMENDMENT OF LEASE


                  THIS FIFTH AMENDMENT OF LEASE (this "Amendment") dated as of May 30, 1997, between 1740 BROADWAY ASSOCIATES L.P., a Delaware limited partnership having an office c/o Mendik Realty Company, Inc., 330 Madison Avenue, New York, New York 10017 ("Landlord") and THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation having an office at 1740 Broadway, New York, New York 10019 ("Tenant").


                              W I T N E S S E T H:


                  WHEREAS, by Agreement of Lease, dated as of December 17, 1990 (the "Original Lease"), as amended by an Amendment of Lease, dated as of April 26, 1996 (the "First Amendment"), a Second Amendment of Lease, dated as of August 6, 1996 (the "Second Amendment"), a Third Amendment of Lease, dated as of December 18, 1996 (the "Third Amendment") and a Fourth Amendment of Lease, dated as of January 14, 1997, the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is hereinafter collectively referred to as the "Lease"), Landlord leased to Tenant, and Tenant hired from Landlord, certain premises (the "Premises") as more particularly described in the Lease, in the building known as and by the address 1740 Broadway, New York, New York (the "Building"); and


                  WHEREAS, Mendik 1740 Corp. (the "Corporation") and Tenant entered into a letter agreement, dated as of April 26, 1996, as amended by amendments thereto
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dated December 18, 1996 and January 14, 1997 (collectively, the "Letter
Agreement") with respect to the conversion of the Building to a condominium form of ownership and;


                  WHEREAS, Landlord delivered to Tenant a letter (the "Notice"), dated April__, 1997, pursuant to which Landlord elected to convert the Building to a condominium form of Ownership; and


                  WHEREAS, pursuant to the Letter Agreement, the Lease is to be amended as provided herein in the event Landlord has delivered to Tenant the Notice.


                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Lease, of Ten Dollars ($10) and of other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:


                  1. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to such terms in the Lease.


                  2. Effective as of the date hereof, the lease is hereby amended as follows:


                           A. Landlord and Tenant hereafter shall continuously
and in good faith use their diligent efforts to implement the economic incentives offered to Tenant by the City of New York (the "City") and the New York City Industrial Development Agency (the "IDA") in the form of reductions in Taxes and commercial rent and occupancy taxes (the "Economic Incentive Package"). For purposes hereof, it is expressly agreed that the Economic Incentive Package does not include sales tax incentives or the BIR Reductions. Landlord acknowledges that the implementation of the Economic Incentive Package shall entail, among other things, converting the Building to

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a condominium form of ownership, deeding units leased to Tenant to the IDA for subsequent lease to Landlord, subleasing such units to Tenant, exempting such units deeded to the IDA from Taxes, and entering into certain other subleases between Tenant and the IDA. Notwithstanding any provision hereof to the contrary, Tenant acknowledges that, in connection with the implementation of the Economic Incentive Package, in no event shall Landlord be required to mortgage its interest in the Building or the Real Property or the income earned therefrom.


                           B. Landlord and Tenant each acknowledges that the
Economic Incentive Package is to be entirely for the benefit of Tenant, and is not for the benefit of Landlord or any other party. Notwithstanding the foregoing, except to the extent provided in the final sentence of this Section 2(B) and in Section 2(K) hereof, if any other tenant or occupant shall claim that it is entitled to a reduction in any real estate tax escalation payment which such other tenant or occupant would otherwise be obligated to pay but for any action taken to implement the Economic Incentive Package, or but for the implementation of the Economic Incentive Package (including, without limitation, the fact that all or any portion of the Building shall be exempt from the payment of Taxes, or shall be subject to payments in lieu of real estate taxes) and such claim shall be sustained pursuant to a final non-appealable adjudication, then Tenant shall pay to Landlord, as additional rent, the amount of such reduction, provided that Landlord shall have diligently and in good faith defended such claim, and shall have consulted with Tenant in connection therewith, as provided herein. Tenant shall also pay to Landlord, as additional rent, the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in defending any

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such claim. Landlord shall diligently and in good faith defend and such claim made by such tenant or occupant using counsel reasonably acceptable to Tenant (it being agreed that Proskauer Rose LLP are deemed to be acceptable to Tenant), and shall consult with Tenant in connection therewith. Notwithstanding the provisions of this Section 2(B), if and to the extent pursuant to Documentation (hereinafter defined), Landlord shall be reimbursed for the amount of such reductions and such costs and expenses, or if and to the extent such tenant or occupant shall reimburse Landlord for such costs and expenses, Landlord shall not look to Tenant for the amount reimbursed.

                           C. Landlord and Tenant shall negotiate in good faith
documentation to implement the Economic Incentive Package (collectively, the "Documentation") and, upon agreement by the parties to the terms of the Documentation, shall execute the Documentation, provided the Documentation is commercially reasonable, is consistent with the provisions hereof, and is otherwise consistent with documentation entered into in similar transactions with the City and the IDA. Tenant agrees to pay the reasonable expenses incurred by Landlord in connection with the transactions contemplated hereby (including all costs of negotiating the Documentation, except as expressly provided below, and all costs of removing the condominium regime from the Building within six
(6) months after the termination of the Economic Incentive Package), other than
(i) those expenses which Landlord would have incurred without regard to the application hereof, and (ii) legal fees and disbursements incurred by Landlord in connection with the negotiation of the Documentation. Tenant shall pay for all of Tenant's expenses in connection with the transactions contemplated hereby, except that Landlord shall contribute an amount not to exceed Thirty Thousand Dollars



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($30,000) (the "Fund") toward Tenant's actual, reasonable out-of-pocket legal fees in the preparation and negotiation of the plan (the "Condominium Plan") for conversion of the Building to a condominium form of ownership. Landlord shall disburse a portion of the Fund to Tenant from time to time, within thirty (30) days after receipt of the items set forth herein, provided that on the date of a request and on the date of disbursement from the Fund no Event of Default shall have occurred and be continuing. Disbursements from the Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by an officer of Tenant) to Tenant's attorneys which have not been the subject of a previous disbursement from the Fund. Landlord's obligation to make the disbursements from the Fund shall be subject to Landlord's receipt of a request for such disbursement from Tenant signed by an officer of Tenant, together with the certification required above and copies of all receipts, invoices and bills for the legal fees incurred in connection with the preparation and negotiation of the Condominium Plan which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement. In no event shall the aggregate amount paid by Landlord to Tenant under this Paragraph 3 exceed the amount of the Fund. Upon the completion of the Condominium Plan, any amount of the Fund which has not been previously disbursed shall be retained by Landlord. Upon the disbursement of the entire Fund (or the portion thereof if upon completion of the Condominium Plan the Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Fund to Tenant. Any costs to complete the



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Condominium Plan in excess of the Fund shall be the sole responsibility and obligation of the Tenant.

                  D. If as a result of a requirement of the City or the IDA Landlord shall be required to execute any Documentation or take any action to implement the Economic Incentive Package and Landlord shall refuse to execute or perform the same, then Landlord shall have no obligation to convert the Building to a condominium form of ownership or otherwise implement the Economic Incentive Package, provided that, if the reason for Landlord's refusal is that the Documentation requires that Landlord mortgage its interest in the Building or the Real Property or the income earned therefrom, then the First Amendment shall be deemed to be modified by the provisions of Section 2(E) hereof. If any dispute shall arise between Landlord and Tenant as to whether any Documentation to be executed by Landlord or Tenant complies with the provisions hereof (including Section 2(D) hereof) and, accordingly, whether Landlord or Tenant is obligated to execute the same, either party may submit such dispute to expedited binding arbitration in the City of New York under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association or any successor thereto. The authority of the arbitrator shall be limited solely to determining whether such Documentation complies with the provision hereof and, accordingly, whether Landlord or Tenant, as the case may be, is obligated to execute such Documentation. The reasonable arbitration costs of the successful party to such arbitration (including, without limitation, such party's reasonable attorneys' fees and disbursements) shall be paid by the losing party. If the arbitrator shall determine that Tenant is obligated to execute such Documentation and Tenant shall fail or refuse to execute the same promptly after written



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notice of the arbitrator's decision is delivered to Tenant, then Landlord shall have no further obligation to convert the Building to condominium ownership or otherwise implement the Economic Incentive Package, and the First Amendment shall be deemed to be modified by the provisions of Section 2(E) hereof. If the arbitrator shall determine that Landlord is obligated to execute such Documentation and, notwithstanding such determination, Landlord shall fail or refuse to execute the same within five (5) Business Days after written notice of the arbitrator's decision is delivered to Landlord, then Landlord shall have no obligation to convert the Building to a condominium form of ownership or otherwise implement the Economic Incentive Package, the First Amendment shall not be deemed to be modified by the provisions of Section 2(E) hereof, and Tenant, as its sole remedy, shall be entitled to receive the arbitration fees, attorneys' fees and disbursements referred to herein. If the arbitrator shall determine that Landlord is not obligated to execute such Documentation and the arbitrator does not determine that Tenant must execute other Documentation in lieu thereof, and if Landlord shall fail or refuse, within five (5) Business Days after receipt of the determination of the arbitrator to execute such Documentation to be executed by Landlord, the First Amendment shall be deemed to be modified by the provisions of Section 2(E) hereof.


                  E. If Landlord shall deliver the Notice and the Building shall be converted to a condominium form of ownership, or if pursuant to the express provisions hereof, the First Amendment is deemed to be modified by the provisions of this Section 2(E), then (i) Section 3(A)(vi) of the First Amendment shall be deemed deleted and the following shall be inserted in lieu thereof: "(vi) Six Million Two Hundred Sixty-Nine Thousand Nine Hundred Dollars ($6,269,900) per annum for the period commencing on



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June 1, 2011 and ending on May 31, 2016 ($522,499.71 per month)"; and (ii)
Section 3(B) of the First Amendment shall be deemed deleted. If the Building shall be converted to a condominium form of ownership in order to implement the Economic Incentive Package, then the following shall be inserted at the end of
Article 3 of the First Amendment: "If the Building is converted to a condominium form of ownership in order to implement the Economic incentive Package, and the Taxes in respect of any condominium unit(s) leased solely to Tenant shall be abated as a result thereof, the Fixed Rent payable under this Lease shall be reduced, for the period that such unit(s) are subject to such abatement, by an amount equal to the Base Taxes multiplied by the percentage interest ascribed to such unit(s) in the Declaration of Condominium for the Building to be entered into in connection with the conversion of the Building to a condominium form of ownership. If any Taxes shall be payable for such unit(s) during the period that such unit(s) are subject to an abatement, Tenant shall pay the same to Landlord as additional rent within ten (10) days after demand therefor (but in no event prior to fifteen (15) days prior to the date such Taxes are payable to the applicable Governmental Authorities). No Tax Payments shall be payable with respect to any unit(s) as to which Taxes are abated as provided herein for as long as Taxes are abated for such unit(s) as provided herein. It is contemplated that any payments in lieu of real estate taxes with respect to such unit(s) will be paid by Tenant directly to the City or the IDA."

                  F. Notwithstanding any provision hereof to the contrary, Landlord shall have no obligation to convert the Building to a condominium form of ownership or otherwise implement the Economic Incentive Package, and the First Amendment shall be deemed to be modified by the provision of Section 2(E) hereof, if Tenant shall elect not



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to receive the Economic Incentive Package specified in the Resolution from the
City and the IDA or such Economic Incentive Package is not available to Tenant by reason of Tenant's failing to execute any Documentation required by the City or the IDA or otherwise failing to comply with the requirements of the City or the IDA.


                  G. If, at any time after the Building has been converted to a condominium form of ownership pursuant to the provision hereof, Tenant shall at any time elect to terminate or abandon the portion of the Economic Incentive Package consisting of reduced, abated or exempted Taxes, then upon request by Tenant, Landlord shall reasonably cooperate with Tenant in connection therewith, at Tenant's sole cost and expense.

                  H. If the Building has been submitted to condominium form of ownership and if Landlord shall fail or refuse to contest the asserted valuation (including the commencement and prosecution of applicable tax certiorari proceedings) for the Building, then Tenant may, to the extent permitted by Requirements and not prohibited by the Documentation, with no cost, expense or liability to Landlord, contest the assessed valuation of any condominium units leased or subleased by Landlord or the IDA solely to Tenant. Landlord shall reasonably cooperate with Tenant in connection therewith, provided the same shall impose no cost, expense or liability on Landlord.

                  I. Landlord and Tenant acknowledge that no transfer of the Real Property to the IDA which may be entered into in order to implement the Economic Incentive Package shall be deemed to be (x) a transfer of Landlord's interest in the Real Property for purposes of Section 37.2 or Article 41 of the Lease, or (y) an acquisition, taking or condemnation for purposes of Article 11 of the Lease.

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                  J. Intentionally Omitted.

                  K. Subject to the provisions of this Section 2(K), Landlord shall include, in each lease for space in the Building which Landlord shall enter into after the date hereof, a clause to the effect that if Landlord shall implement, or shall have implemented, an economic incentive package for the benefit of a tenant or other occupant of the Building and, as a result thereof, Taxes shall be reduced or abated, in whole or in part, with respect to all or any portion of the Building, then for purposes of calculating the tax escalation payment payable by such tenant for any space leased by such tenant (other than any space leased by such tenant which is subject to payments in lieu of taxes), Taxes shall be the Taxes which would have been payable without regard to such reduction or abatement. Notwithstanding the foregoing, (i) if Landlord shall not include such clause in any such lease, Tenant shall have no obligation to reimburse Landlord, as required by Section 2(B) hereof, with respect to any reduction in real estate tax escalation payments to which the tenant under such lease may be entitled or the costs and expenses incurred by Landlord in attempting to collect such real estate tax escalation payments from such taxes, and (ii) Landlord shall not be obligated to include such clause in any lease after (x) the date Landlord otherwise is no longer obligated to convert the Building to a condominium form of ownership, or (y) if the Building has been converted, after the termination of the condominium or the Economic Incentive Package.

                  L. Subject to the provisions of this Section 2(L), Landlord shall include in each lease for space in the Building which Landlord shall enter into after the date hereof a clause to the effect that if there shall be implemented an economic incentive package for the benefit of the Tenant or other occupant of the Building and, as result



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thereof, Landlord's electric costs shall be reduced or abated in whole or in part with respect to all or any portion of the Building, then for purposes of calculating the electric costs and operating expense escalation payment payable by such tenant, Landlord's electric costs and operating expense escalation payment payable by such tenants. Landlord's electric costs and Building operating expenses shall be the electric costs and Building operating payments which would have been payable with regard to such reduction or abatement. Notwithstanding the foregoing, (i) if Landlord shall not include such clause in any such lease, Tenant shall have no obligation to reimburse Landlord, as required by Section 8(B) of the First Amendment, with respect to any reduction in electric payments or operating expenses to which the tenant under such lease may be entitled and (ii) Landlord shall not be obligated to include such clause in any lease after (x) the date Tenant abandons its efforts to receive the BIR Reductions, (y) if Tenant shall receive the BIR Reductions, after the termination of the BIR Reductions or (z) the date electricity consumed at the Premises leased by Tenant which are subject to the BIR Reductions are directly metered for electricity.

                  3. Each party represents and warrants to the other that it has not dealt with any broker or person in connection with this Amendment other than Cushman & Wakefield, Inc. ("Broker"). The execution and delivery of this Amendment by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person or broker (other than Broker) who shall claim to have dealt with Tenant in connection with this Amendment and for any and all costs incurred by Landlord in connection with


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such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any person or broker (including, without limitation, the Broker) who shall claim to have dealt with Landlord in connection with this Amendment and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Paragraph shall survive the Expiration Date.


                  4. The provisions of Section 37.2 of the Lease are hereby incorporated by reference in this Amendment, as if set forth in full in this Amendment, except that all references therein to the Lease shall be deemed to be references to the Lease as amended by this Amendment.


                  5. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises and may not be waived, changed, modified or discharged orally but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.


                  6. This Amendment shall not be binding on or enforceable against either party unless and until both parties shall have executed and delivered a fully executed counterpart of this Amendment.


                  7. As modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.


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                  IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.





                          1740 BROADWAY ASSOCIATES L.P.

                          By: Vornado 1740 Broadway Associates, L.L.C.

                          By: Vornado Realty Trust as authorized signatory



                             By: /s/ Susan Schmider
                                 ----------------------
                                 Susan D. Schmider, Secretary


                          THE MUTUAL LIFE INSURANCE COMPANY OF
                          NEW YORK



                          By: /s/ Edward P. Bank
                              ----------------------
                              Name: Edward P. Bank
                              Title: Vice President

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STATE OF NEW YORK          )
                           )  SS.:
COUNTY OF NEW YORK         )



                  On the 25th day of June, 1997, before me personally came JOEL KAMPF, to me known, who, being by me duly sworn, did depose and say that he resides at 1740 Broadway, New York, New York 10019; that he is the Vice President Corporate Services of THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, the corporation described and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                                    /s/ Julie M. Lew
                                                    ----------------
                                                              Notary Public

Stamped: Julie M. Lew, Notary Public, State of New York, No. 03-4980291, Qualified in Bronx County, Commission Expires April 15, 1999




STATE OF NEW JERSEY             )
                                )  SS.:
COUNTY OF                       )


                  On the 25h day of June, 1997, before me personally came Susan
D. Schmider, to me known, who, being by me duly sworn, did depose and say that she resides at Park 80w, PLII, Saddle Brook, NJ 07663; that she is the Secretary of Vornado Realty Trust which is the Authorized Signatory of 1740 Broadway Associates L.L.C., which is a general partner of 1740 BROADWAY ASSOCIATES L.P., the limited partnership described in and which executed the foregoing instrument; and that she signed her name thereto by order of the members of said liability company and as the act and deed of said partnership.



                                                     /s/  Ann Pelligra
                                                     ----------------------
                                                     Notary Public

Stamped: Ann Peligra, Notary Public of New Jersey, My Commission Expires Feb. 25, 2001



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